DEBENTURE AMENDMENT AGREEMENT

THIS DEBENTURE AMENDMENT AGREEMENT (the “Agreement”), dated as of April ____, 2015, is entered into by and among UAS Drone Corp., a Nevada corporation (the “Company”), and the person identified as the “Holder” on the signature page hereto (the “Holder”).

WHEREAS, on or about April 1, 2015, the Company and the Holder closed a Securities Purchase Agreement, dated as of March 31, 2015 (the “SPA”), pursuant to which the Holder purchased from the Company an 8% Convertible Debenture having a principal amount of $300,000 (the “Debenture”);

WHEREAS, the “Original Conversion Price” as indicated on Page 1 of the Debenture, which is also designated as the “Conversion Price” as defined in Section 4(b) thereof, is erroneously set at $0.30 per share (the “Conversion Price”), and the Company and the Holder wish to amend the Debenture to correctly set the Conversion Price at $0.33 per share instead;

NOW THEREFORE, in consideration of ten dollars ($10) and the mutual covenants and other agreements contained in this Agreement, the Company and the Holder hereby agree as follows:

1.  The Conversion Price is hereby amended to be $0.33 per share.

2.  Subject to the modifications and amendments provided herein, the SPA and the Debenture (collectively, the “Transaction Documents”) shall remain in full force and effect.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Holder, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Holder reserves all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

3.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

UAS DRONE CORP.

__/s/Christopher Nelson________

By: Christopher Nelson

Its: President

“Holder”

ALPHA CAPITAL ANSTALT

__/s/Konrad Ackermann_______

By: Konrad Ackermann

Its: Director

[signature page to UAS Debenture Amendment Agreement]